EXHIBIT 99.2
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                    ALPHA SPACECOM'S MANAGEMENT REESTABLISHED

Denver, Colorado - April 8, 2005. On March 30, 2005, a Colorado District Court Judge signed an Order that Mr. Xue Dong Hu has retained his beneficial ownership of 82.12% of the stock of Alpha Spacecom, Inc. (OTCBB "ASPC"). The Judge further ruled that an attempt by two of Alpha Spacecom, Inc.'s directors to remove Mr. Hu and Mr. Jian Wang from their positions as directors did not comply with Colorado law or the Company's Bylaws and Articles of Incorporation.

The Judge also held that a board meeting on October 1, 2004 and continued to October 15, 2004, lacked a quorum and could not effectively terminate Mr. Hu's position as Alpha Spacecom, Inc.'s CEO. Finally, the Court required that Alpha Spacecom hold a special shareholders meeting based upon a written request by Mr. Hu to consider the election of directors and other matters to be set out a proxy statement to be filed with the Securities and Exchange Commission. The Company intends to file such a proxy statement in the next few days.

In late September 2004, two of the then four directors of Alpha Spacecom issued a notice for a special meeting of the board of directors to consider the alleged resignation of director Xue Dong Hu and Jian Wang, and the removal of Mr. Hu as the Company's Chief Executive Officer. The meeting of directors was held October 1, 2004 and adjourned to October 15, 2004. Only two of the four directors were present at the meeting and its continuation. As a result of the Court's ruling, the special board meetings held October 1 and 15, 2004; January 25, 2005; and February 4, 2005 were not valid meetings and the board changes announced in the Company's Form 8-K reports since October 2004 were incorrect. The current board is composed of Mr. Hu, Jian Wang and Fung T. Sien. Investors should be cautioned about relying upon the contents of the aforesaid reports and corresponding press releases.

The relevant lawsuit was filed in Colorado District Court in Denver, Colorado on approximately November 29, 2004. The suit sought to have the court confirm the alleged resignation of Mr. Hu and Jian Wang as directors, each of whom asserted that they had not resigned their respective positions with the Company. The action also sought to rescind the 2001 Share Exchange Agreement through which Mr. Hu received his beneficial ownership interest in Alpha Spacecom, Inc. As a result of the Court's recent ruling, Mr. Hu retains his position as Chief Executive Officer and Mr. Wang as a director. Mr. Fung T. Sien had previously unlawfully been appointed Chief Executive Officer, Chairman of the Board, and President after the attempted removal of Mr. Hu. With the Court's ruling, the board meeting appointing Mr. Sien to those positions was deemed not valid.

The lawsuit remains pending in Colorado District Court.

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Safe Harbor Statement

Certain of the statements set forth in this press release constitute "forward-looking statements." Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," "project," "intend," "forecast," "anticipate," "plan," "planning," "expect,"
"believe," "will likely," "should," "could," "would," "may" or words or expressions of similar meaning. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the company's actual results and financial position to differ materially from those included within the forward-looking statements. Forward-looking statements involve risks and uncertainties, including those relating to the Company's ability to grow its business. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the Company's limited financial resources, domestic or global economic conditions -- especially those relating to China, activities of competitors and the presence of new or additional competition, and changes in Federal or State laws, restrictions and regulations on doing business in a foreign country, in particular China, and conditions of equity markets. More information about the potential factors that could affect the Company's business and financial results is included in the Company's filings, available via the United States Securities and Exchange Commission. Contact:

Alpha Spacecom, Inc.
Phone: + (852) 2602-3761
Email: Alpha_Spacecom@Yahoo.com